Exhibit 99.1
Workday Announces Fiscal 2023 Third Quarter Financial Results

Fiscal Third Quarter Total Revenues of $1.60 Billion, Up 20.5% Year Over Year
Subscription Revenues of $1.43 Billion, Up 22.3% Year Over Year
24-Month Subscription Revenue Backlog of $8.62 Billion, Up 21.1% Year Over Year
Total Subscription Revenue Backlog of $14.10 Billion, Up 28.5% Year Over Year

PLEASANTON, Calif., November 29, 2022 -- Workday, Inc. (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal 2023 third quarter ended October 31, 2022.

Fiscal 2023 Third Quarter Results

•Total revenues were $1.60 billion, an increase of 20.5% from the third quarter of fiscal 2022. Subscription revenues were $1.43 billion, an increase of 22.3% from the same period last year.
•Operating loss was $26.3 million, or negative 1.6% of revenues, compared to an operating income of $23.9 million, or 1.8% of revenues, in the same period last year. Non-GAAP operating income for the third quarter was $314.2 million, or 19.7% of revenues, compared to a non-GAAP operating income of $332.2 million, or 25.0% of revenues, in the same period last year.1
•Basic and diluted net loss per share was $0.29, compared to basic and diluted net income per share of $0.17 in the third quarter of fiscal 2022. Non-GAAP basic and diluted net income per share was $1.01 and $0.99, respectively, compared to non-GAAP basic and diluted net income per share of $1.15 and $1.10, respectively, in the same period last year.2
•Operating cash flows were $408.7 million compared to $384.7 million in the prior year.
•Cash, cash equivalents, and marketable securities were $5.49 billion as of October 31, 2022.

Comments on the News

“We delivered another solid quarter, demonstrating how our cloud finance and HR solutions are vital for global organizations navigating today’s changing world,” said Aneel Bhusri, co-founder, co-CEO, and chairman, Workday. “There is no question that the current macro environment presents increased uncertainty, but, due to the great work of our employees and our continued innovation, we are confident in the long-term opportunity and our ability to navigate the road ahead.”

“Our strong third-quarter results illustrate how global organizations are continuing to choose Workday as the backbone of their digital transformation in the face of constant change,” said Chano Fernandez, co-CEO, Workday. “As we look ahead, we will continue to focus our efforts on industry investments and driving innovation with our open and connected partner ecosystem, which are critical to our customers’ success.”

“We delivered solid third-quarter results, a testament to strong execution across the company as well as the strategic and mission-critical nature of our solutions,” said Barbara Larson, chief financial officer, Workday. “Our updated outlook reflects the ongoing momentum in our business and the power of our business model, while continuing to balance the current environment. We are raising the low end of our fiscal 2023 subscription revenue guidance to a range of $5.555 billion to $5.557 billion, or 22% growth. We are also raising our fiscal 2023 non-GAAP operating margin guidance to 19.2%, reflecting our commitment to delivering healthy growth and profitability.”

Recent Highlights

•Workday announced that its Board of Directors approved a share repurchase program, with a term of 18 months, to purchase up to $500 million of shares of its Class A common stock.
•Workday announced its vision for a more open and connected partner ecosystem, which includes the launch of Industry Accelerators, a new industry program that accelerates customer enterprise cloud transformations with partners.
•Workday announced new technology and user experience innovations aimed at helping customers meet evolving business and employee needs, including low-code/no-code app development functionality in Workday Extend, the Company's app building solution that helps developers to more quickly and easily build apps on Workday.

•Workday introduced next-generation skills technology, built on an AI/ML foundation, that allows organizations to easily and securely bring skills data in and out of Workday to deliver more personalized employee experiences.
•Workday was named a Leader in the 2022 Gartner® Magic Quadrant™ for Cloud HCM Suites for 1,000+ Employee Enterprises for the seventh consecutive year and positioned the highest for overall Ability to Execute.3

Earnings Call Details

Workday plans to host a conference call today to review its fiscal 2023 third quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/4:30 p.m. ET and can be accessed via webcast. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

1Non-GAAP operating income and non-GAAP operating margin exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

2Non-GAAP net income per share excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, and income tax effects. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

3Gartner, “Magic Quadrant for Cloud HCM Suites for 1,000+ Employee Enterprises,” by Sam Grinter, Chris Pang, Jeff Freyermuth, Ron Hanscome, Helen Poitevin, Ranadip Chandra, John Kostoulas, Emi Chiba, Rania Stewart, October 31, 2022.

Gartner Disclaimer

Gartner does not endorse any vendor, product or service depicted in our research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Gartner and Magic Quadrant are registered trademarks of Gartner, Inc. and/or its affiliates in the U.S. and internationally and are used herein with permission. All rights reserved.

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources, helping customers adapt and thrive in a changing world. Workday applications for financial management, human resources, planning, spend management, and analytics have been adopted by thousands of organizations around the world and across industries – from medium-sized businesses to more than 50% of the Fortune 500. For more information about Workday, visit workday.com.

© 2022 Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.” A reconciliation of our forward outlook for non-GAAP operating margin with our forward-looking GAAP operating margin is not available without unreasonable efforts as the quantification of share-based compensation expense, which is excluded from our non-GAAP operating margin, requires additional inputs such as the number of shares granted and market prices that are not ascertainable.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s full-year fiscal 2023 subscription revenues and non-GAAP operating margin, our intended share repurchases, growth, innovation, opportunities, demand, momentum, and investments. These forward-looking statements are based only on currently available information and our current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to: (i) our ability to implement our plans, objectives, and other expectations with respect to any of our acquired companies; (ii) the impact of recent macroeconomic events on our business, as well as our customers, prospects, partners, and service providers; (iii) breaches in our security measures or those of our third-party providers, unauthorized access to our customers’ or other users’ personal data, or disruptions in our data center or computing infrastructure operations; (iv) service outages, delays in the deployment of our applications, and the failure of our applications to perform properly; (v) our ability to manage our growth effectively; (vi) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, advancements in technology, and marketing initiatives by our competitors; (vii) the development of the market for enterprise cloud applications and services; (viii) acceptance of our applications and services by customers and individuals, including any new features, enhancements, and modifications, as well as the acceptance of any underlying technology such as machine learning and artificial intelligence; (ix) adverse changes in general economic or market conditions; (x) the regulatory, economic, and political risks associated with our domestic and international operations; (xi) the regulatory risks related to new and evolving technologies such as machine learning and artificial intelligence; (xii) delays or reductions in information technology spending; and (xiii) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on these and additional risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-Q for the fiscal quarter ended October 31, 2022, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31, 2022	January 31, 2022
Assets
Current assets:
Cash and cash equivalents	$1,575,955	$1,534,273
Marketable securities	3,916,130	2,109,888
Trade and other receivables, net	1,040,468	1,242,545
Deferred costs	171,100	152,957
Prepaid expenses and other current assets	266,622	174,402
Total current assets	6,970,275	5,214,065
Property and equipment, net	1,219,127	1,123,075
Operating lease right-of-use assets	268,110	247,808
Deferred costs, noncurrent	359,624	341,259
Acquisition-related intangible assets, net	326,670	391,002
Goodwill	2,840,044	2,840,044
Other assets	405,937	341,252
Total assets	$12,389,787	$10,498,505
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$75,803	$55,487
Accrued expenses and other current liabilities	334,961	195,590
Accrued compensation	406,799	402,885
Unearned revenue	2,815,599	3,110,947
Operating lease liabilities	90,237	80,503
Debt, current	—	1,222,443
Total current liabilities	3,723,399	5,067,855
Debt, noncurrent	2,974,979	617,354
Unearned revenue, noncurrent	63,736	71,533
Operating lease liabilities, noncurrent	196,078	182,456
Other liabilities	22,487	24,225
Total liabilities	6,980,679	5,963,423
Stockholders’ equity:
Common stock	257	251
Additional paid-in capital	8,400,756	7,284,174
Treasury stock	(110,382)	(12,467)
Accumulated other comprehensive income (loss)	104,114	7,709
Accumulated deficit	(2,985,637)	(2,744,585)
Total stockholders’ equity	5,409,108	4,535,082
Total liabilities and stockholders’ equity	$12,389,787	$10,498,505

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Revenues:
Subscription services	$1,432,393	$1,171,517	$4,071,804	$3,317,140
Professional services	166,710	155,746	497,754	445,517
Total revenues	1,599,103	1,327,263	4,569,558	3,762,657
Costs and expenses (1):
Costs of subscription services	259,397	200,700	737,301	575,646
Costs of professional services	176,396	159,024	524,398	462,652
Product development	565,727	455,615	1,655,071	1,341,482
Sales and marketing	470,196	366,323	1,358,198	1,050,974
General and administrative	153,708	121,656	427,832	347,391
Total costs and expenses	1,625,424	1,303,318	4,702,800	3,778,145
Operating income (loss)	(26,321)	23,945	(133,242)	(15,488)
Other income (expense), net	4,163	21,557	(48,789)	115,491
Income (loss) before provision for (benefit from) income taxes	(22,158)	45,502	(182,031)	100,003
Provision for (benefit from) income taxes	52,563	2,090	59,021	(2,623)
Net income (loss)	$(74,721)	$43,412	$(241,052)	$102,626
Net income (loss) per share, basic	$(0.29)	$0.17	$(0.95)	$0.42
Net income (loss) per share, diluted	$(0.29)	$0.17	$(0.95)	$0.40
Weighted-average shares used to compute net income (loss) per share, basic	255,753	248,468	253,975	246,348
Weighted-average shares used to compute net income (loss) per share, diluted	255,753	254,760	253,975	253,917

(1) Costs and expenses include share-based compensation expenses as follows:
	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Costs of subscription services	$25,598	$21,340	$76,918	$62,478
Costs of professional services	26,577	29,105	79,999	83,331
Product development	149,279	135,591	449,764	395,345
Sales and marketing	61,186	55,645	180,233	158,121
General and administrative	51,556	39,437	146,795	111,197
Total share-based compensation expenses	$314,196	$281,118	$933,709	$810,472

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$(74,721)	$43,412	$(241,052)	$102,626
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	91,854	87,127	274,395	254,973
Share-based compensation expenses	314,196	278,995	933,709	808,349
Amortization of deferred costs	44,830	35,482	126,515	100,844
Non-cash lease expense	23,359	21,407	68,318	64,706
(Gains) losses on investments	(3,833)	(25,222)	20,746	(125,479)
Other	3,251	4,408	15,373	(4,225)
Changes in operating assets and liabilities, net of business combinations:
Trade and other receivables, net	61,885	6,649	200,008	171,257
Deferred costs	(56,552)	(50,654)	(163,023)	(129,758)
Prepaid expenses and other assets	2,435	18,050	(31,447)	(21,047)
Accounts payable	18,116	(12,007)	20,884	(4,117)
Accrued expenses and other liabilities	47,061	2,498	41,253	(24,109)
Unearned revenue	(63,213)	(25,491)	(302,936)	(158,465)
Net cash provided by (used in) operating activities	408,668	384,654	962,743	1,035,555
Cash flows from investing activities:
Purchases of marketable securities	(2,310,915)	(722,275)	(5,651,005)	(2,317,040)
Maturities of marketable securities	2,181,147	674,246	3,767,509	2,303,478
Sales of marketable securities	19,988	—	53,355	27,286
Owned real estate projects	(181)	(4)	(446)	(171,498)
Capital expenditures, excluding owned real estate projects	(58,665)	(33,335)	(286,013)	(190,912)
Business combinations, net of cash acquired	—	(60,645)	—	(739,865)
Purchase of other intangible assets	(700)	—	(700)	—
Purchases of non-marketable equity and other investments	(3,250)	(26,720)	(20,173)	(84,526)
Sales and maturities of non-marketable equity and other investments	4,513	1,874	11,674	5,169
Other	—	—	—	1
Net cash provided by (used in) investing activities	(168,063)	(166,859)	(2,125,799)	(1,167,907)
Cash flows from financing activities:
Proceeds from issuance of debt, net of debt discount	—	—	2,978,077	—
Repayments and extinguishment of debt	(1,149,622)	(9,384)	(1,843,605)	(28,205)
Payments for debt issuance costs	—	—	(7,220)	—
Proceeds from issuance of common stock from employee equity plans, net of taxes paid for shares withheld	710	1,894	85,002	76,381
Other	(161)	(33)	(538)	(409)
Net cash provided by (used in) financing activities	(1,149,073)	(7,523)	1,211,716	47,767
Effect of exchange rate changes	(920)	50	(1,750)	(85)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(909,388)	210,322	46,910	(84,670)
Cash, cash equivalents, and restricted cash at the beginning of period	2,497,043	1,092,929	1,540,745	1,387,921
Cash, cash equivalents, and restricted cash at the end of period	$1,587,655	$1,303,251	$1,587,655	$1,303,251

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended October 31, 2022
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$259,397	$(25,598)	$(14,100)	$—	$219,699
Costs of professional services	176,396	(26,577)	(623)	—	149,196
Product development	565,727	(149,279)	(1,899)	—	414,549
Sales and marketing	470,196	(61,186)	(9,206)	—	399,804
General and administrative	153,708	(51,556)	(531)	—	101,621
Operating income (loss)	(26,321)	314,196	26,359	—	314,234
Operating margin	(1.6)%	19.6%	1.7%	—%	19.7%
Other income (expense), net	4,163	—	—	—	4,163
Income (loss) before provision for (benefit from) income taxes	(22,158)	314,196	26,359	—	318,397
Provision for (benefit from) income taxes	52,563	—	—	7,933	60,496
Net income (loss)	$(74,721)	$314,196	$26,359	$(7,933)	$257,901
Net income (loss) per share, basic (1)	$(0.29)	$1.23	$0.10	$(0.03)	$1.01
Net income (loss) per share, diluted (1)	$(0.29)	$1.23	$0.10	$(0.05)	$0.99
(1)GAAP net loss per share is calculated based upon 255,753 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 255,753 basic and 261,777 diluted weighted-average shares of common stock. The numerator used to compute non-GAAP diluted net income per share was increased by $0.9 million for after-tax interest expense on our convertible senior notes in accordance with the if-converted method.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $21.2 million and employer payroll tax-related items on employee stock transactions of $5.2 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2023, the non-GAAP tax rate is 19%. Included in the per share amount is a dilution impact of $0.02 from the conversion of GAAP diluted net loss per share to non-GAAP diluted net income per share.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended October 31, 2021
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$200,700	$(21,340)	$(12,859)	$—	$166,501
Costs of professional services	159,024	(29,105)	(1,043)	—	128,876
Product development	455,615	(135,591)	(2,870)	—	317,154
Sales and marketing	366,323	(55,645)	(9,642)	—	301,036
General and administrative	121,656	(39,437)	(772)	—	81,447
Operating income (loss)	23,945	281,118	27,186	—	332,249
Operating margin	1.8%	21.2%	2.0%	—%	25.0%
Other income (expense), net	21,557	—	—	—	21,557
Income (loss) before provision for (benefit from) income taxes	45,502	281,118	27,186	—	353,806
Provision for (benefit from) income taxes	2,090	—	—	65,133	67,223
Net income (loss)	$43,412	$281,118	$27,186	$(65,133)	$286,583
Net income (loss) per share, basic (1)	$0.17	$1.13	$0.11	$(0.26)	$1.15
Net income (loss) per share, diluted (1)	$0.17	$1.10	$0.11	$(0.28)	$1.10
(1)GAAP net income per share is calculated based upon 248,468 basic and 254,760 diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 248,468 basic and 262,577 diluted weighted-average shares of common stock. The numerator used to compute non-GAAP diluted net income per share was increased by $1.3 million for after-tax interest expense on our convertible senior notes in accordance with the if-converted method.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $19.7 million and employer payroll tax-related items on employee stock transactions of $7.5 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2022, the projected tax rate was 19%. Included in the per share amount is a dilution impact of $0.02 from the conversion of GAAP diluted net income per share to non-GAAP diluted net income per share.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Nine Months Ended October 31, 2022
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$737,301	$(76,918)	$(45,022)	$—	$615,361
Costs of professional services	524,398	(79,999)	(5,297)	—	439,102
Product development	1,655,071	(449,764)	(17,146)	—	1,188,161
Sales and marketing	1,358,198	(180,233)	(32,640)	—	1,145,325
General and administrative	427,832	(146,795)	(3,772)	—	277,265
Operating income (loss)	(133,242)	933,709	103,877	—	904,344
Operating margin	(2.9)%	20.4%	2.3%	—%	19.8%
Other income (expense), net	(48,789)	—	—	—	(48,789)
Income (loss) before provision for (benefit from) income taxes	(182,031)	933,709	103,877	—	855,555
Provision for (benefit from) income taxes	59,021	—	—	103,534	162,555
Net income (loss)	$(241,052)	$933,709	$103,877	$(103,534)	$693,000
Net income (loss) per share, basic (1)	$(0.95)	$3.68	$0.41	$(0.41)	$2.73
Net income (loss) per share, diluted (1)	$(0.95)	$3.68	$0.41	$(0.49)	$2.65
(1)GAAP net loss per share is calculated based upon 253,975 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 253,975 basic and 262,742 diluted weighted-average shares of common stock. The numerator used to compute non-GAAP diluted net income per share was increased by $3.5 million for after-tax interest expense on our convertible senior notes in accordance with the if-converted method.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $64.3 million and employer payroll tax-related items on employee stock transactions of $39.5 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2023, the non-GAAP tax rate is 19%. Included in the per share amount is a dilution impact of $0.08 from the conversion of GAAP diluted net loss per share to non-GAAP diluted net income per share.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Nine Months Ended October 31, 2021
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$575,646	$(62,478)	$(40,195)	$—	$472,973
Costs of professional services	462,652	(83,331)	(9,211)	—	370,110
Product development	1,341,482	(395,345)	(25,573)	—	920,564
Sales and marketing	1,050,974	(158,121)	(36,512)	—	856,341
General and administrative	347,391	(111,197)	(6,091)	—	230,103
Operating income (loss)	(15,488)	810,472	117,582	—	912,566
Operating margin	(0.4)%	21.5%	3.2%	—%	24.3%
Other income (expense), net	115,491	—	—	—	115,491
Income (loss) before provision for (benefit from) income taxes	100,003	810,472	117,582	—	1,028,057
Provision for (benefit from) income taxes	(2,623)	—	—	197,954	195,331
Net income (loss)	$102,626	$810,472	$117,582	$(197,954)	$832,726
Net income (loss) per share, basic (1)	$0.42	$3.29	$0.48	$(0.81)	$3.38
Net income (loss) per share, diluted (1)	$0.40	$3.19	$0.46	$(0.85)	$3.20
(1)GAAP net income per share is calculated based upon 246,348 basic and 253,917 diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 246,348 basic and 261,734 diluted weighted-average shares of common stock. The numerator used to compute non-GAAP diluted net income per share was increased by $3.9 million for after-tax interest expense on our convertible senior notes in accordance with the if-converted method.
(2)Other operating expenses include employer payroll tax-related items on employee stock transactions of $60.1 million and amortization of acquisition-related intangible assets of $57.5 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2022, the non-GAAP tax rate was 19%. Included in the per share amount is a dilution impact of $0.07 from the conversion of GAAP diluted net income per share to non-GAAP diluted net income per share.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP operating margin, and non-GAAP net income (loss) per share. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income (loss) and non-GAAP operating margin differ from GAAP in that they exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. Non-GAAP net income (loss) per share differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, and income tax effects.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. Share-based compensation expenses are determined using a number of factors, including our stock price, volatility, and forfeiture rates, that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expenses are not reflective of the value ultimately received by the grant recipients.
•Other operating expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations. Although we exclude the amortization of acquisition-related intangible assets from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
•Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three-year financial projection that excludes the direct impact of share-based compensation and related employer payroll taxes, amortization of acquisition-related intangible assets, and amortization of debt discount and issuance costs. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2023 and 2022, we determined the projected non-GAAP tax rate to be 19%, which reflects currently available information, as well as other factors and assumptions. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on our ongoing analysis of the 2017 U.S. Tax Cuts and Jobs Act, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

The use of non-GAAP operating income (loss), non-GAAP operating margin, and non-GAAP net income (loss) per share measures have certain limitations as they do not reflect all items of income and expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

For further information: Investor Relations Contact: Justin Furby, ir@workday.com; Media Contact: Sion Rogers, media@workday.com